Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-95007, File No. 333-40466, File No. 333-69722, File No. 333-76636, File No. 333-91276, File No. 333-106436, File No. 333-106946, File No. 333-117273 and File No. 333-129861) and in the Registration Statement on Form S-3 (File No. 333-129192) pertaining to the 1996 Equity Incentive Plan, 1999 Equity Incentive Plan, 1999 Employee Stock Purchase Plan, 1999 Non-Employee Directors’ Stock Option Plan, the 2001 Non-Statutory Stock Option Plan and the Acquisition Equity Incentive Plan of Caliper Life Sciences, Inc. and to the resale from time to time of shares issued to former stockholders of NovaScreen Biosciences Corporation, of our reports dated March 3, 2006, with respect to the consolidated financial statements and schedule of Caliper Life Sciences, Inc., Caliper Life Sciences, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Caliper Life Sciences, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 13, 2006